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                                                                     EXHIBIT 4.2


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                CHEMCONNECT, INC.

                                FEBRUARY 7, 2000

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                                TABLE OF CONTENTS

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
1.  Registration Rights..................................................................    1
        1.1  Definitions.................................................................    1
        1.2  Request for Registration....................................................    2
        1.3  Company Registration........................................................    4
        1.4  Form S-3 Registration.......................................................    5
        1.5  Obligations of the Company..................................................    6
        1.6  Information from Holder.....................................................    7
        1.7  Expenses of Registration....................................................    8
        1.8  Delay of Registration.......................................................    8
        1.9  Indemnification.............................................................    8
        1.10  Reports Under Securities Exchange Act of 1934..............................   10
        1.11  Assignment of Registration Rights..........................................   11
        1.12  "Market Stand-Off" Agreement...............................................   11
        1.13  Termination of Registration Rights.........................................   12
        1.14  Limitations on Subsequent Registration Rights..............................   12

2.  Covenants of the Company.............................................................   12
        2.1  Delivery of Financial Statements............................................   12
        2.2  Inspection..................................................................   13
        2.3  Termination of Information and Inspection Covenants.........................   14
        2.4  Right of First Offer........................................................   14
        2.5  Board Representation........................................................   15
        2.6  Appointment of Directors....................................................   16
        2.7  Removal.....................................................................   16
        2.8  Bring Along Provision upon a Sale of the Company............................   16
        2.9  Legends.....................................................................   17
        2.10  No Revocation..............................................................   17
        2.11  Termination of Certain Covenants...........................................   17

3.  Miscellaneous........................................................................   18
        3.1  Successors and Assigns......................................................   18
        3.2  Governing Law...............................................................   18
        3.3  Counterparts................................................................   18
        3.4  Titles and Subtitles........................................................   18
        3.5  Notices.....................................................................   18
        3.6  Expenses....................................................................   18
        3.7  Entire Agreement; Amendments and Waivers....................................   18
        3.8  Severability................................................................   19
        3.9  Aggregation of Stock........................................................   19


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
        3.10  Prior Agreement............................................................   19
        3.11  Additional Parties.........................................................   19

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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


               THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 7th day of February, 2000, by and among ChemConnect, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor", and the founders listed on Schedule B hereto, each of which is herein referred to as a "Founder."

                                    RECITALS

               WHEREAS, certain of the Investors (the "Prior Investors") and the Founders possess registration rights and the Prior Investors possess other investor rights granted pursuant to that certain Investors' Rights Agreement, dated July 15, 1999, among the Company, the Founders and the Prior Investors (the "Prior Agreement");

               WHEREAS, certain of the Investors (the "Series D Investors") are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement") among the Company and the investors listed on the Schedule of Investors attached thereto, pursuant to which the Series D Investors are purchasing shares of the Company's Series D Preferred Stock;

               WHEREAS, in order to induce the Series D Investors to invest funds in the Company pursuant to the Series D Agreement, the Prior Investors and the Founders hereby agree to waive their rights under the Prior Agreement, and the Investors, the Founders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Founders to cause the Company to register shares of Common Stock issued or issuable to such persons, and certain other matters as set forth herein; and

               WHEREAS, the Series D Investors and the Company have agreed, pursuant to the Series D Agreement, to enter into this Agreement;

               NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

               1. Registration Rights. The Company covenants and agrees as follows:

                      1.1 Definitions.  For purposes of this Section 1:

                             (a) The term "Act" means the Securities Act of
1933, as amended.

                             (b) The term "Form S-3" means such form under the
Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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                             (c) The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Founders shall not be deemed to be Holders for purposes of Section 1.2, 1.4, and 3.7.

                             (d) The term "Initial Offering" means the Company's
first firm commitment underwritten public offering of its Common Stock under the Act.

                             (e) The term "1934 Act" means the Securities
Exchange Act of 1934, as amended.

                             (f) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                             (g) The term "Registrable Securities" means (i) the
Common Stock issuable or issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, (ii) common stock held by Strategic Investors (as such term is defined in the Series D Agreement),
(iii) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock held by the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, and 3.7, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                             (h) The number of shares of "Registrable
Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                             (i) The term "SEC" shall mean the Securities and
Exchange Commission.

                             (j) The term "Series D Preferred Stock" shall mean
and consist of the Company's Series D Preferred Stock.

                          1.2 Request for Registration.

                             (a) Subject to the conditions of this Section 1.2,
if the Company shall receive at any time after the earlier of (i) January 1, 2002 or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate gross offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders,


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and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

                             (b) If the Initiating Holders intend to distribute
the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter (together with the Company as provided in subsection 1.5(e) hereof) into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                             (c) The Company shall not be required to effect, or
take any action to effect, a registration pursuant to this Section 1.2:

                                    (i) in any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

                                    (ii) after the Company has effected two (2)
registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

                                    (iii) during the period starting with the
date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                    (iv) if the Initiating Holders propose to
dispose of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 1.4 hereof; or


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                                    (v) if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

                            1.3 Company Registration.

                             (a) If (but without any obligation to do so) the
Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.3(c), use best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                             (b) Right to Terminate Registration. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

                             (c) Underwriting Requirements. In connection with
any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in


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their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering, or (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the shares sold in any offering, unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded entirely if the underwriters make the determination described above. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

                      1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least a majority of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

                             (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                             (b) use best efforts to effect, as soon as
practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

                                    (i) if Form S-3 is not available for such
offering by the Holders;

                                    (ii) if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000;

                                    (iii) if the Company shall furnish to the
Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be


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effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

                                    (iv) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

                                    (v) in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                             (c) Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

                      1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                             (a) prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                             (b) prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                             (c) furnish to the Holders such numbers of copies
of a prospectus, including a preliminary prospectus, and any amendments or supplements, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                             (d) notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;


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                             (e) in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                             (f) cause all such Registrable Securities
registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

                             (g) provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                             (h) notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days, or such shorter period as may be required under the Act; and

                             (i) use best efforts to furnish, at the request of
the Holders of at least a majority of the Registrable Securities, on the date that any such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed (1) to the underwriters, if any, and, (2) to the Holders requesting registration of Registrable Securities if, and only if, it is at such time usual and customary for counsel of similarly situated companies to deliver such an opinion to the holders of a company's capital stock participating in a registration similar to those provided for in this Section 1, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed
(1) to the underwriters, if any, and, (2) to the Holders requesting registration of Registrable Securities if, and only if, it is at such time usual and customary for the independent certified public accountants of similarly situated companies to deliver such a letter to the holders of a company's capital stock participating in a registration similar to those provided for in this Section 1.

                      1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.


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                      1.7 Expenses of Registration. All expenses other than
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

                      1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                      1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                             (a) To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any


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
preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, forty-eight (48) hours prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the untrue statement of a material fact or omission of a material fact giving rise to such loss, claim, damage or liability and such prospectus was made available to the underwriter in a timely manner so as to permit such delivery.

                             (b) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

                             (c) Promptly after receipt by an indemnified party
under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all


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
liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                             (d) If the indemnification provided for in this
Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 1.9(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                             (e) Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                             (f) The obligations of the Company and Holders
under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                      1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                             (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering, but in no event shall the Company be obligated to make or keep such public information available earlier than as required under the 1934 Act;

                             (b) file with the SEC in a timely manner all
reports and other documents required of the Company under the Act and the 1934 Act;

                             (c) furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company, but in no event shall the Company be obligated to provide such statement earlier than the Company is required to comply with such reporting requirements under the 1934 Act), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

                             (d) take such action, including the voluntary
registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

                      1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an affiliate, subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, or
(ii) after such assignment or transfer, holds at least six hundred thousand (600,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                      1.12 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days in the case of the Company's Initial Offering), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.12 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this
Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               Notwithstanding anything herein to the contrary, this agreement shall not restrict Goldman, Sachs & Co. and its affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its affiliates' business, so long as such activities are not directly related to the Registrable Securities held by The Goldman Sachs Group, Inc. or Stone Street Fund 1999, L.P. or their transferees.

                      1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144 of the Act) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

                      1.14 Limitations on Subsequent Registration Rights. Except as contemplated herein, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

               2. Covenants of the Company.

                      2.1 Delivery of Financial Statements. The Company shall deliver to each Investor that holds at least (i) six hundred thousand (600,000) shares of Series B Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like), (ii) two hundred thousand (200,000) shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like) or (iii) one hundred thousand (100,000) shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like):

                             (a) within one hundred twenty (120) days after the
end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; provided that the Company shall deliver to each such Investor an unaudited draft of the foregoing financial reports as soon as reasonably available, and in no case later than sixty (60) days after the end of each fiscal year of the Company;

                             (b) within forty-five (45) days after the end of
each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                             (c) within thirty (30) days of the end of each
month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                             (d) as soon as practicable, but in any event at
least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                             (e) with respect to the financial statements called
for in subsection (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

                      2.2 Inspection. The Company shall permit each Investor that holds at least (i) six hundred thousand (600,000) shares of Series B Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like), (ii) two hundred thousand (200,000) shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like) or (iii) one hundred thousand (100,000) shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the

Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

                      2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                      2.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean any Investor or transferee that holds at least (i) six hundred thousand (600,000) shares of Series B Preferred Stock (or the Common Stock issued upon conversion thereof and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like), (ii) two hundred thousand (200,000) shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like) or (iii) one hundred thousand (100,000) shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations, reclassifications and the like). A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions.

                             (a) The Company shall deliver a notice in
accordance with Section 3.5 ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                             (b) By written notification received by the
Company, within twenty (20) calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or convertible securities). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a "Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten

(10) day period commencing after receipt of such information, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series B Preferred Stock and Series C Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

                             (c) If all Shares that Investors are entitled to
obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                             (d) The right of first offer in this paragraph 2.4
shall not be applicable to (i) the issuance or sale after the date hereof of shares of Common Stock (or options therefor) to employees, directors and consultants pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, (iii) the issuance of securities pursuant to the conversion, exchange or exercise of convertible, exchangeable or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, or the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships; provided all such issuances under this subsection 2.4(d)(v) are primarily for other than equity financing purposes and are unanimously approved by the Board of Directors; provided, further, that the aggregate of such issuance and similar issuances under this subsection 2.4(d)(v) in the proceeding twelve month period do not exceed 1% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities),
(vi) the offer and sale of Series D Preferred Stock, or (vi) the offer and sale of up to 5,5000,000 shares of Common Stock to Strategic Investors.

                      2.5 Board Representation. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Founders and the Investors agree to vote all of their shares of the capital stock of the Company now owned or hereafter acquired so as to elect:

                             (a) With respect to the three (3) members of the
Company's Board of Directors that the Restated Certificate of Incorporation provides is to be elected by the holders of Common Stock and Series A Preferred Stock (the "Company Directors"), voting together as a single class on an as-converted basis and not as separate series, three (3) members of the Company's Board of Directors designated by the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock (collectively, the "Company Holders"), voting together as a single class on an as-converted basis and not as separate series;

                             (b) With respect to the two (2) members of the
Company's Board of Directors that the Restated Certificate of Incorporation provides is to be elected by the holders of Series B Preferred Stock (the "Series B Director"), one (1) member of the Company's Board of Directors designated by entities affiliated with Institutional Venture Partners (collectively, "IVP");

                             (c) With respect to the one (1) member of the
Company's Board of Directors that the Restated Certificate of Incorporation provides is to be elected by the holders of Series C Preferred Stock (the "Series C Director," together with the Series B Director, the "Preferred Directors"), one (1) member of the Company's Board of Directors designated by entities affiliated with Weiss, Peck & Greer; and

                             (d) With respect to the members of the Company's
Board of Directors that the Restated Certificate of Incorporation provides are to be elected by the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the "Remaining Board Members"), voting together as a single class on an as-converted basis and not as separate series, four (4) independent members of the Company's Board of Directors designated by unanimous approval of the Company Directors and the Preferred Directors; provided, however, that one (1) such Remaining Board Member shall be a designee of IVP.

                      2.6 Appointment of Directors. In the event of the resignation, death, removal or disqualification of the Series B Director or the Series C Director, as the case may be, IVP or Weiss, Peck & Greer, as the case may be, shall promptly nominate a new director, and, after written notice of the nomination has been given by IVP or Weiss, Peck & Greer, as the case may be, to the other parties, each Investor and Founder shall vote its shares of capital stock of the Company entitled to vote in such election to elect such nominee to the Board of Directors.

                      2.7 Removal. The Company Holders, IVP or Weiss, Peck & Greer, as the case may be, may remove their respective designated director(s) at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director and each Investor and Founder shall promptly vote its shares of capital stock of the Company entitled to vote in such election to elect such nominee to the Board of Directors.

                      2.8 Bring Along Provision upon a Sale of the Company. In the event that (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to such transaction(s) own, as a result of such transaction(s), less than a majority of the voting securities of the successor or surviving corporation immediately thereafter or in which 50% voting interest is transferred, or (ii) a sale of all or substantially all of the assets or business of the Company in one or more related transactions (such events referred to herein collectively, as a "Sale of the Company") is approved by the Board of Directors of the Company and holders of a majority of the outstanding capital stock of the Company, then each of the Investors hereby agrees to:

                             (a) vote that number of shares of the capital stock
of the Company as to which it has beneficial ownership as of the time of the record date for such Sale of the Company;

                             (b) refrain from exercising any dissenters' rights
under applicable law at any time with respect to such Sale of the Company;

                             (c) refrain from transferring any securities of the
Company, the acquirer, or any other applicable company during any period prohibited by then applicable "pooling of interests" accounting treatment rules, whether before or after the Sale of the Company, provided that such period of restriction prior to the closing of a Sale of the Company shall not exceed one hundred twenty (120) days; and

                             (d) after receiving proper notice of any and all
meetings of stockholders of the Company to vote on the approval of a Sale of the Company ("Meeting Notice"), be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities, at all such meetings so that all shares of voting securities beneficially owned by such stockholders and/or their affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings.

                      2.9 Legends. Each certificate representing shares of the Company's capital stock held by Founders or Investors or any assignee of the Founders or Investors shall bear the following legend:

                      "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

                      2.10 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

                      2.11 Termination of Certain Covenants. The covenants set forth in Sections 2.4 through 2.11 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement on Form S-1 filed by the Company under the Act in connection with a bona fide, firmly underwritten public offering of shares of Common Stock.

               3. Miscellaneous.

                      3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                      3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                      3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                      3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                      3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                      3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities outstanding; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the Founders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Founders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities (including the Founders), each future holder of all such Registrable Securities (including the Founders) and the Company.

                      3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                      3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                      3.10 Prior Agreement. The Prior Agreement is hereby superceded in its entirety and shall be of no further force and effect.

                      3.11 Additional Parties. In the event of a subsequent closing with a purchaser as provided for in Section 1.3 of the Series D Agreement, such purchaser shall become a party to this Agreement as an "Investor" upon receipt from such purchaser of a fully executed signature page hereto.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CHEMCONNECT, INC.

                                        By:
                                           -------------------------------------
                                           John F. Beasley,
                                           Chief Executive Officer

                              Address: 44 Montgomery Street, Suite 250
                                       San Francisco, California  94104



                       SIGNATURE PAGE TO CHEMCONNECT, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                       INVESTORS:

                                       -----------------------------------------
                                       (Name of Investor as it should appear on the Series D Preferred Stock Certificate)


                                       By:
                                           -------------------------------------
                                       Print Name:
                                                    ----------------------------
                                       Title:
                                               ---------------------------------

                            Address:
                                      ------------------------------------------
                            Telephone:
                                      ------------------------------------------
                            Facsimile:
                                      ------------------------------------------

              PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION


                       SIGNATURE PAGE TO CHEMCONNECT, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                        FOUNDERS:


                                        ----------------------------------------
                                        John F. Beasley


                                        ----------------------------------------
                                        James A. Hall, Jr.


                                        ----------------------------------------
                                        Patrick Van der Valk


                                        ----------------------------------------
                                        Joshua Adler


                                        ----------------------------------------
                                        Jeff Lunsford


                                        ----------------------------------------
                                        John Long


                       SIGNATURE PAGE TO CHEMCONNECT, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


SERIES D INVESTORS:
Institutional Venture Partners VIII, L.P.
IVM Investment Fund VIII, L.L.C.
IVM Investment Fund VIII-A
IVP Founders Fund I, L.P.
Weiss, Peck & Greer Venture Associates V, L.L.C.
Weiss, Peck & Greer Venture Associates V-A, L.L.C.
Weiss, Peck & Greer Venture Associates V Cayman, L.P.
WPG Information Sciences Entrepreneur Fund II, L.L.C.
WPG Information Sciences Entrepreneur Fund II-A, L.L.C.
The Goldman Sachs Group, Inc.
Stone Street Fund 1999, L.P. Highland Capital Partners IV Limited Partnership Highland Entrepreneurs' Fund IV Limited Partnership CMEA Ventures II, L.P. CMEA Life Sciences Fund, L.P.
Discovery Ventures III, L.L.C.
BASF Corporation
Mitsui & Co. (U.S.A.), Inc.
Rohm and Haas Company
Eastman Chemical Company
PPG Industries, Inc.
Morgan Stanley Dean Witter Venture Partners IV, L.P.
Morgan Stanley Dean Witter Equity Funding, Inc.
Vulcan Ventures Incorporated
The Dow Chemical Company
BP International Ltd.
Borealis A/S
DSM N.V.
The Geon Company
Occidental Chemical Corporation

Westlake Chemical Corporation
Riechhold Inc.
Mitsubishi International Corporation
MC Capital, Inc.
Mitsubishi Corporation
Solutia Inc.
Imperial Chemical Industries, PLC
SAP Investments, Inc.
ECT Merchant Investments Corp.
Sabic Americas, Inc.
Marubeni America Corporation
Sumitomo Corporation
Presidio Venture Partners, LLC
Chemical Week Ventures LLC
GE Capital Equity Investments, Inc.
Eastman Chemical Company
Upstart Communications, Inc.
Bayer Aktiengesellschaft, Leverkusen (Germany)
G. Thomas Harrick
Hyundai Corporation
Air Liquide Participations
Praxair, Inc.
Sterling Chemicals, Inc.
Celanese Americas Corporation
CK Witco Corporation
Horizon Ventures, L.C.
Gary Veurink


SERIES C INVESTORS:

Institutional Venture Partners VIII, L.P.
IVM Investment Fund VIII, LLC
Weiss, Peck & Greer L.L.C.
The Goldman Sachs Group, Inc.
Stone Street Fund 1999, L.P.
Chemical Week Ventures LLC
Highland Capital Partners IV Limited Partnership
Highland Entrepreneurs' Fund IV, Limited Partnership

CMEA Ventures II, L.P.
CMEA Life Sciences Fund, L.P.
Chemical Week Ventures LLC
Eastman Chemical Company
Discovery Ventures III, LLC
AC II Technology (ACTII) B.V.
Rohm and Haas Company
Dow Chemical
Ralph Klein
Michael K. Eckstut
Michael M. McCall
Gary Cofran
Dave Ouren
John F. Elliot
Rebecca Slipe
Simon Ralk
Robert E. Drury
Raj Bhargava
Joseph J. Morrisey
Charles N. Bienkampen
J. Lawrence Wilson
Katrina Montinola
David B. Tuckerman
Meryl L. Schreibstein
Vlad G. Dabija
Karl Handelsman
Cesar Orlando Castro
Phil Ringo


SERIES B INVESTORS:

Institutional Venture Partners VIII, L.P.
IVM Investment Fund VIII, LLC

IVM Investment Fund VIII-A, LLC
IVP Founders Fund I, L.P.
Ross Bott
Stanford University
Phil Ringo
Ralph M. Klein
Arthur W. Peabody, Jr.
Guy E. Sutherland
Harry Wheat
G&H Partners
Basil Vassiliou
Bill Waycaster

                                   SCHEDULE B

                              SCHEDULE OF FOUNDERS

John F. Beasley
James A. Hall, Jr.
Patrick Van der Valk
Jeff Lundsford
Joshua Adler
John Long